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                                                                     Exhibit 3.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  H POWER CORP.

      (Under Sections 242 and 245 of the Delaware General Corporation Law)

         H Power Corp. (the "Corporation"), a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

        FIRST:  The name of the Corporation is H Power Corp.

        SECOND: The Certificate of Incorporation originally filed with the Secretary of State of the State of Delaware on June 6, 1989 is hereby restated and amended to read in its entirety as follows:

                                "ARTICLE I: NAME

        The name of the corporation is H Power Corp. (the "Corporation").

                          ARTICLE II: REGISTERED OFFICE

        The registered office of the Corporation is located at 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                              ARTICLE III: PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

                          ARTICLE IV: CAPITAL STRUCTURE

         A. CLASSES AND NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, par value $.001 per share, which shall have such designations as may be authorized by the Board of Directors from time to time (the "Preferred Stock").

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         B.  RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK
AND PREFERRED STOCK. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Preferred Stock are set forth in this Division B.

         1.  DIVIDEND PROVISIONS.

            (a) HOLDERS OF PREFERRED STOCK. (i) The Holders of Series A Preferred Stock shall be entitled to receive cumulative dividends in the form of shares of Common Stock at the rate of 7% per annum. The number of shares of Common Stock payable as dividends at any time and from time to time shall be determined by reference to the most recent per share price paid by a purchaser of Common Stock in an arm's length transaction between unrelated parties; provided that at least 100,000 shares have been sold in any such transaction, it being understood that the original issue price of the Series A Preferred Stock shall be used in such determination in the absence of any such sales, I.E., $15.00 per share, and the sale of Series B Preferred Stock shall be disregarded in such determination. No fractional shares of Common Stock shall be issued. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction.

                (ii) The Holders of Series B Preferred Stock shall be entitled to receive, in the event dividends are paid or distributions made on any share of Common Stock (other than a dividend or distribution that consists of securities of the Corporation) pursuant to Section 1(b) hereunder, an additional dividend or distribution in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid, distributed or set aside for each share of Common Stock.

                (iii) The Holders of Series C Preferred Stock shall be entitled to receive, in the event dividends are paid or distributions made on any share of Common Stock (other than a dividend or distribution that consists of securities of the Corporation) pursuant to Section 1(b) hereunder, an additional dividend or distribution in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid, distributed or set aside for each share of Common Stock.

                (iv) Any dividends on the Series A Preferred Stock shall be in preference and priority to any payment of any dividend on the Common Stock (the "Junior Shares"). Any such dividends on the Series A Preferred Stock shall accrue and be deemed to accrue from day to day whether or not declared, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been declared and set apart for payment or paid, the deficiency shall be fully declared or set apart for payment or paid before any dividend shall be paid or declared or set apart for any Junior Shares.

                (v) The holders of the Preferred Stock shall not be entitled to any other dividends except as provided in this Restated Certificate of Incorporation.

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                  (b)  HOLDERS OF COMMON STOCK. Subject to Section 1(a) hereof, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

              2.  LIQUIDATION.

                  (a) PREFERRED STOCK. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock of the Corporation other than Preferred Stock, holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount per share of such class of Preferred Stock equal to the original issue price for such class of Preferred Stock plus all accumulated or declared and unpaid dividends on such shares of such class of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Preferred Stock held by them. If, upon any liquidation, distribution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the liquidation preference set forth herein, then such assets shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) COMMON STOCK. After payment has been made to the holders of Preferred Stock as set forth in Section 2(a) above, the holders of the Common Stock shall be entitled to receive, out of the remaining assets of the Corporation, an amount per share of Common Stock equal to $12.50 plus all declared and unpaid dividends on such shares of Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Common Stock held by them. If, upon any liquidation, distribution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Common Stock of the liquidation amount set forth herein, then such assets shall be distributed among the holders of Common Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (c) REMAINING ASSETS. After the payment of the full liquidation preferences of the Series B Preferred Stock as set forth in Section 2(a) above and of the Common Stock as set forth in Section 2(b) above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Series B Preferred Stock pro rata on an as-if-converted to Common Stock basis.

                  (d) SALES OF ASSETS. Prior to the closing of the sale of shares of Common Stock in the initial public offering of the Common Stock of the Corporation pursuant to a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"), any agreement by the Corporation or its

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stockholders regarding the sale, lease or other disposition of all or substantially all of the assets of the Corporation, including a license or transfer of all or substantially all of the intellectual property rights of the Corporation if such intellectual property rights constitute all or substantially all of the Corporation's assets (each an "Asset Transaction") or any consolidation or merger of the Corporation with or into any other entity, or other reorganization or similar transaction or series of transactions as a result of which the stockholders of the Corporation immediately prior to such consolidation, merger, reorganization or other transaction or series of transactions own less than 50% of the Corporation's voting power immediately after such consolidation, merger, reorganization or other transaction or series of transactions (each an "Acquisition") shall in each case be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

                  (e) DISTRIBUTION OF PROCEEDS. In order to assure that all proceeds received by the Corporation or its stockholders in any Asset Transaction or Acquisition referred to in Section 2(d) above will be distributed to the holders of Series B Preferred Stock in accordance with the provisions of this Section 2, each stockholder shall, upon request by the Corporation, pay over to the Corporation all amounts received by such stockholder, which amounts shall be distributed by the Corporation to the holders of Series B Preferred Stock in accordance with the provisions of this Section 2.

              3. REDEMPTION. The Corporation shall have the following redemption rights with respect to the Preferred Stock:

                  (a) (i) Subject to the rights of the holders of Series A Preferred Stock to convert such shares into shares of Common Stock pursuant to
Section 4, the Corporation may at its option at the earlier of (A) the two year anniversary of the A Closing Date (as hereinafter defined), or (B) the closing of the Initial Public Offering (the "Series A Redemption Date"), redeem all but not less than all of the Series A Preferred Stock from each holder thereof, by paying in cash out of funds legally available therefor a redemption price of $18.00 per share (the "Series A Redemption Price"), plus all accrued but unpaid dividends on the Series A Preferred Stock, in accordance with the procedures in
Section 3(b) below.

                      (ii) Subject to the rights of the holders of Series B Preferred Stock to convert such shares into shares of Common Stock pursuant to
Section 5, the Corporation may at its option at any time after the date (the "Series B Redemption Date") falling two years from the Original Series B Issue Date (as defined in Section 5(e) below) of the Series B Preferred Stock, redeem all but not less than all of the Series B Preferred Stock then outstanding. The redemption price (the "Series B Redemption Price") will be paid in cash out of funds legally available therefor and will be in an amount for each share equal to the sum of (A) the Original Series B Issue (as defined in Section 5(b) below), (B) a dividend (the "Incremental Dividend") in an amount equal to an annual rate of seven percent (7%) multiplied by the Original Series B Issue Price per annum which dividend shall be cumulative and shall accrue based upon the actual number of days elapsed from the Original Series B Issue Date unless the Corporation has issued for more than Two Million Dollars ($2,000,000) of consideration a series of Preferred Stock that is not entitled to receive any


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dividends in the ordinary course, upon redemption or otherwise, in which case the Incremental Dividend shall not be applicable, and (C) 10% of the $12.50 Original Series B Issue Price.

                      (iii) Subject to the rights of the holders of Series C Preferred Stock to convert such shares into shares of Common Stock pursuant to
Section 6, the Corporation may at its option at the earlier of (A) the two year anniversary of the C Closing Date (as hereinafter defined), or (B) the closing of the Initial Public Offering (the "Series C Redemption Date"), redeem all but not less than all of the Series C Preferred Stock from each holder thereof, by paying in cash out of funds legally available therefor a redemption price of $15.00 per share (or, in the event the additional shares of Series C Preferred Stock have been issued pursuant to Section 3.3 of the Subscription Agreement dated May 2, 1997 between the Corporation and Sofinov) (as defined in Section 6(d)(1)(B)), $12.50 (the "Series C Redemption Price"), in accordance with the procedures in Section 3(b) below.

                      (iv) The term "A Closing Date" as used herein refers to the date on which the first sale and purchase of shares of the Series A Preferred Stock is consummated between the Corporation and the holders of the Series A Preferred Stock; the term "C Closing Date" as used herein refers to the date on which the first sale and purchase of shares of the Series C Preferred Stock is consummated between the Corporation and the holders of the Series C Preferred Stock.

                  (b) (i) At least 15 business days prior to the Series A Redemption Date, Series B Redemption Date and/or Series C Redemption Date, as applicable, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day preceding the day on which notice is given) of the Series A Preferred Stock, the Series B Preferred Stock and/or the Series C Preferred Stock (as the case may be) to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the relevant Redemption Date, the relevant Redemption Price, the place at which payment may be obtained and the date on which such holder's Series A Conversion Rights or Series B Conversion Rights or Series C Conversion Rights (each as hereinafter defined) as to such shares terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed. Except as provided in Section 3(c) below, on or after the relevant Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the relevant Redemption Notice, and thereupon the relevant Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

                      (ii) From and after the relevant Redemption Date, unless there shall have been a default in payment of the applicable Series A Redemption Price, Series B Redemption Price


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

or Series C Redemption Price, all rights of the holders of such shares as holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (except the right to receive the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price (as the case may be) upon surrender of their certificate or certificates and any accrued but unpaid Common Stock dividends on the Series A Preferred Stock or unpaid dividends or distributions on the Series B Preferred Stock or Series C Preferred Stock) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                      (iii)  Any class of shares of Preferred Stock
designated for redemption in a Redemption Notice but which are not redeemed on the applicable Redemption Date shall remain outstanding and shall remain entitled to all of the rights and preferences provided herein.

                  (c) Notwithstanding any provision to the contrary contained in this Section 3, a holder of Preferred Stock may elect not to have the eligible shares of Preferred Stock redeemed on the relevant Redemption Date, by converting such shares of Preferred Stock into shares of Common Stock pursuant to Sections 4, 5 or 6 (as the case may be) prior to the relevant Redemption Date.

              4. CONVERSION OF SERIES A PREFERRED STOCK. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights"):


                  (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $15.00 (the "Original Series A Issue Price") by the Series A Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be $15.00 per share. Such initial Series A Conversion Price, and the rate of which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  In the event of a liquidation of the Corporation, the Series A Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

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


                  (c)  MECHANICS OF CONVERSION.

                       (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Series A Conversion Date"). The Corporation shall, as soon as practicable after the Series A Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                       (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

                       (iii) On the Series A Conversion Date, all shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series A Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

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                  (d)  ADJUSTMENTS TO SERIES A CONVERSION PRICE FOR DILUTING
ISSUES.

                       (i)  SPECIAL DEFINITIONS.  For purposes of this
Section 4(d) only, the following definitions shall apply:

                            (A)  "OPTION" shall mean rights, options or
         warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights or options to acquire up to 750,000 shares of Common Stock granted to employees, directors or consultants of the Corporation pursuant to the Corporation's stock purchase or stock option plans or other arrangements that are approved by the Board of Directors.

                            (B) "ORIGINAL SERIES A ISSUE DATE" shall mean the date on which a share of Series A Preferred Stock was first issued.

                            (C)  "CONVERTIBLE SECURITIES" shall mean any
         evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                            (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Series A Issue Date, other than shares of Common Stock issued or issuable:

                                 (1)  upon the conversion of shares of Series
               A Preferred Stock or as a dividend or distribution on Series A Preferred Stock, or upon conversion of shares of Series B Preferred Stock or as a dividend or distribution on shares of Series B Preferred Stock to the holders of Series B Preferred Stock or upon the conversion of shares of Series C Preferred Stock or as a dividend or distribution on shares of Series C Preferred Stock to the holders of Series C Preferred Stock or their affiliates at the same or a higher price per share as the Series A Preferred Stock, except as set forth in Section 4(d)(ii);

                                 (2)  by reason of a dividend, stock split,
               split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1) or this clause (2); or

                                 (3)  upon the exercise of options excluded
               from the definition of "Option" in Section 4(d)(i)(A).

                         (ii)  NO ADJUSTMENT OF SERIES A CONVERSION PRICE. No
adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the applicable Series A Conversion Price thereof:

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                               (A)  Unless the consideration per share
     (determined pursuant to Section 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares;

                               (B)  In the event that the Corporation issues and
     sells shares of Series B Preferred Stock or Common Stock to the holders of Series B Preferred Stock or their affiliates at a price equal to at least $12.50 per share (in the event that the Corporation issues and sells shares of Series B Preferred Stock or Common Stock to the holders of Series B Preferred Stock or their affiliates at a price that is less than $12.50 per share, the adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be based upon the difference between $12.50 and such lesser price per share);

                               (C)  In the event that the Corporation issues and
     sells shares of Series C Preferred Stock or Common Stock to the holders of Series C Preferred Stock or their affiliates at a price equal to at least $15.00 per share (or, in the event additional shares of Series C Preferred Stock have been issued pursuant to Section 3.3 of the Subscription Agreement, as defined in Section 6(d)(1)(B), $12.50 or in the event that the Corporation issues and sells shares of Series C Preferred Stock or Common Stock to the holders of Series C Preferred Stock or their affiliates at a price that is less than $15.00 per share, (or if such Section 3.3 is applicable, $12.50 per share), the adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be based upon the difference between $15.00 and such lesser price per share);

                               (D)  In the event that the Corporation issues and
     sells shares of Common Stock to the holders of promissory notes outstanding the date hereof, which shares of Common Stock shall be in exchange for any indebtedness represented by such promissory notes; provided, that the price at which such promissory notes are exchanged for shares of Common Stock is not less than the lower of (1) $12.50 per share, or (2) 80% of the Initial Public Offering price per share; and

                               (E)  In the event that the Corporation, in
     connection with the Initial Public Offering, issues to the underwriter or its designee of the Initial Public Offering, Options or Additional Shares of Common Stock in lieu of or in addition to other compensation, including bridge loans with warrants; provided, that the amount of such compensation is reasonable and customary in the industry.

                        (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Series A Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock, shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                               (A)  No further adjustment in the Series A
     Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options of conversion or exchange of such Convertible Securities;

                               (B)  If such Options or Convertible Securities by
     their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock, issuable upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustment based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                (C)   No readjustment pursuant to clause (B)
     above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price on the original adjustment date, and (2) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                (D)  If any Option or conversion privilege
     represented by a Convertible Security shall expire or terminate without having been exercised, the Series A Conversion Price adjusted upon the issuance of such Option or Convertible Security shall be readjusted to the Series A Conversion Price that would have been in effect had the Option or Convertible Security not been issued; provided, however, that nothing contained in this clause (D) shall in any way whatsoever have an effect upon any Common Stock which has been issued upon conversion of the Series A Preferred Stock;

                                (E)  In the event of any change in the number of
     shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment which was made upon

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



     the issuance of such Option or Convertible Security not exercised or converted prior to such changes been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                           (iv)  ADJUSTMENT OF SERIES A CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. Subject to the provisions of
Section 4(d)(ii) above, in the event the Corporation shall at any time after the Original Series A Issue Date issue at least 1,000 Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Section 4(f) or upon a stock split or combination as provided in
Section 4(e)), without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue to the price at which such Additional Shares of Common Stock are issued.

                           Notwithstanding the foregoing, the applicable Series
A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                           Notwithstanding any provision to the contrary
contained herein, this Section 4(d)(iv) shall terminate and be of no further force or effect whatsoever immediately after the closing of the Corporation's Initial Public Offering.

                           (v)  DETERMINATION OF CONSIDERATION. For purposes of
this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (A)  CASH AND PROPERTY. Such consideration
          shall:

                                     (1)  insofar as it consists of cash, be
          computed as the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                     (2)  insofar as it consists of property
          other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                     (3)  in the event Additional Shares of
          Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                      (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                      (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                       (y) the maximum number of shares of Common Stock, (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time, or from time to time after the Original Series A Issue Date, effect a subdivision of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time, or from time to time after the Original Series A Issue Date, combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Series A Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

                       (x) the numerator of which shall, be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                       (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection to reflect the actual payment of such dividend or distribution.

                  (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Series A Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock (other than Common Stock dividends paid under Section 1(a) hereof), then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Series A Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of Series A Preferred Stock.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a sale which is treated as a liquidation pursuant to Section 2(d)), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (j) NO IMPAIRMENT. The Corporation will not, by amendment of this Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                  (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and a certificate setting forth such adjustment, and showing in detail the facts upon which such adjustment is based. The Corporation shall upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Series A Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

                  (l)  NOTICE OF RECORD DATE.  In the event:

                           (i)   that the Corporation declares a dividend (or
any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii)  that the Corporation subdivides or combines its
outstanding shares of Common Stock;

                           (iii)  of any reclassification of the Common Stock of
the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (iv)  of the involuntary or voluntary dissolution,
liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least 10 days prior to the record date specified in (A) below or 20 days before the date specified in clause (B), a notice stating:

                                 (A)  the record date of such dividend,
     distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                                 (B)  the date on which such reclassification,
     consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  (m)  NOTICES. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

         5. CONVERSION OF SERIES B PREFERRED STOCK. The holders of the Series B Preferred Stock shall have the following rights with respect to the conversion of the Series B Preferred Stock into shares of Common Stock (the "Series B Conversion Rights"):

                  (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5, any shares of Series B Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 5(b)) by the number of shares of Series B Preferred Stock being converted.

                  (b) SERIES B CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the "Series B Conversion Rate") shall be the quotient obtained by dividing $12.50 (the "Original Series B Issue Price"), plus any declared and unpaid dividends thereon, by the "Series B Conversion Price," calculated as provided in
Section 5(c).

                  (c) SERIES B CONVERSION PRICE. The conversion price for the Series B Preferred Stock shall initially be the Original Series B Issue Price of the Series B Preferred Stock (the "Series

B Conversion Price"). Such initial Series B Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted.

                  (d) MECHANICS OF CONVERSION. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record bolder of such shares of Common Stock on such date.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Series B Preferred Stock is issued (the "Original Series B Issue Date") effect a subdivision of the outstanding Common Stock, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Series B Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Series B Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the

Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

                  (g) ADJUSTMENTS FOR DIVIDENDS AND DISTRIBUTIONS OF OTHER SECURITIES. If the Corporation at any time or from time to time after the Original Series B Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, or assets or property of the Corporation, in each such event such provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities or assets or property of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Preferred Stock or with respect to such other securities by their terms.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Series B Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transaction or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (i) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Series B Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transaction or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B

Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series B Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (j)  SALE OF SHARES BELOW SERIES B CONVERSION PRICE.

                       (i) If at any time or from time to time after the Original Series B Issue Date and prior to an Initial Public Offering (as described in Section 5(m)), the Corporation issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for an Effective Price (as hereinafter defined) less than the then effective Series B Conversion Price, then and in each such case the then existing Series B Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series B Conversion Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price, and (B) the denominator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus
(2) the total number of Additional Shares of Common Stock so issued.

                       For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be (aa) the number of shares of Common Stock actually outstanding, and (bb) the number of shares of Common Stock into which the then-outstanding shares of Series B Preferred Stock could be converted if fully converted on the day immediately preceding the given date. The number of shares of Common Stock deemed to be outstanding as of a given date shall not include any Common Stock which could be obtained through the exercise of conversion of any other rights, options or convertible securities.

                       (ii) For the purpose of making any adjustment required under this Section 5(j), the consideration received by the Corporation for any issue or sale of securities shall:

                             (A)  to the extent it consists of cash, be
     computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation;

                             (B) to the extent it consists of services or property other than cash, be computed at the fair value thereof at the time of such issue, which shall be determined in good faith by a majority of disinterested members of the Board; and

                             (C)  if Additional Shares of Common Stock,
     Convertible Securities; (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received which shall be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                      (iii) For the purpose of the adjustment required under this Section 5(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being referred to in this Section 5(j) as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series B Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of all of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of all such Convertible Securities; PROVIDED, THAT if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED, FURTHER, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and PROVIDED, FURTHER, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series B Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

                      If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series B Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series B Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional

Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, PROVIDED that such readjustment shall not apply to prior conversions of Series B Preferred Stock.

                           (iv)  "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(j), whether or not subsequently reacquired or retired by the Corporation, other than (A) shares of Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (B) as a dividend or distribution on such shares of Preferred Stock, and
(C) up to 750,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors.

                           (v)  The "Effective Price" of Additional Shares of
Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(j), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(j), for such Additional Shares of Common Stock.

                    (k) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series B Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, if the Series B Preferred Stock is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold,
(ii) the Series B Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any of other property which at the time would be received upon conversion of the Series B Preferred Stock.

                  (l) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transaction, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transaction, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transaction, dissolution, liquidation or winding up.

                 (m)  AUTOMATIC CONVERSION.

                      (i) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series B Conversion Price, (A) at any time upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Series B Preferred Stock, (B) immediately upon the closing of the Initial Public Offering, covering the offer and sale of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (after underwriting discounts, commissions and fees) are at least $7,000,000 including proceeds from the purchase in such offering of Common Stock by a holder of Series B Preferred Stock, or (C) at such time that less than 25,000 shares of Series B Preferred Stock remain outstanding. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                      (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series B Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on the shares of Series B Preferred Stock being converted, to and including the date of such conversion.

                  (n) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay as promptly as possible cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                  (o) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (p)  NOTICES. Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (q) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered.

                  (r) NO DILUTION OR IMPAIRMENT. The Corporation shall not amend this Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against dilution or other impairment.

         6. CONVERSION OF SERIES C PREFERRED STOCK. The holders of Series C Preferred Stock shall have conversion rights as follows (the "Series C Conversion Rights"):


                  (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $15.00 (or, in the event additional shares of Series C Preferred Stock have been issued pursuant to Section 3.3 of the Subscription Agreement dated May 2, 1997 between the Corporation and Sofinov (as defined in Section 6(d)(i)(B), $12.50 ) (the "Original Series C Issue Price") by the Series C Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof (the "Series C Conversion Price") shall initially be $15.00 per share (or if such section 3.3 is applicable, $12.50). Such initial Series C Conversion Price, and the rate of which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  In the event of a liquidation of the Corporation, the Series C Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series C Conversion Price.

                  (c)  MECHANICS OF CONVERSION.

                       (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock, at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes to the certificate or certificates for shares of Common Stock to be issued. If required by the

Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Series C Conversion Date"). The Corporation shall, as soon as practicable after the Series C Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii)  The Corporation shall at all times when the
Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C Conversion Price.

                           (iii)  On the Series C Conversion  Date, all shares
of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series C Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

                  (d) ADJUSTMENTS TO SERIES C CONVERSION PRICE FOR DILUTING ISSUES.

                           (i)  SPECIAL DEFINITIONS. For purposes of this
Section 6(d) only, the following definitions shall apply:

                                (A)  "OPTION" shall mean rights, options
     or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding rights or options to acquire up to 750,000 shares of Common Stock granted to employees, directors or consultants of the Corporation pursuant to the Corporation's stock purchase or stock option plans or other arrangements that are approved by the Board of Directors.

                                (B)  "ORIGINAL SERIES C ISSUE DATE" shall
     mean the date on which a share of Series C Preferred Stock was first issued or deemed to be issued. For the purposes hereof, a share of Series C Preferred Stock shall be deemed to have been issued on the date on which the first Class A Common share in the share capital of 3362469 Canada Inc. is issued to Sofinov Societe Financiere D'Innovation Inc. ("Sofinov"), Societe Innovatech Du

         Grand Montreal ("Innovatech"), and 9042-0175 Quebec Inc.
         ("Quebeco") pursuant to a Subscription Agreement dated May 2, 1997 among 3362469 Canada Inc, Sofinov, Innovatech, and Quebeco (the "Subscription Agreement").

                                    (C)  "CONVERTIBLE SECURITIES" shall mean
          any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (D)  "ADDITIONAL SHARES OF COMMON STOCK"
          shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(iii) below, deemed to be issued) by the Corporation after the Original Series C Issue Date, other than shares of Common Stock issued or issuable:

                                         (1)  upon the conversion of shares
               of Series C Preferred Stock or as a dividend or distribution on Series C Preferred Stock, or upon conversion of shares of Series A Preferred Stock, or as a dividend or distribution on shares of Series A Preferred Stock to the holders of Series A Preferred Stock or upon conversion of shares of Series B Preferred Stock or as a dividend or distribution on Shares of Series B Preferred Stock to the holders of Series B Preferred Stock or their affiliates at the same or a higher price per share as the Series C Preferred Stock, except as set forth in Section 6(d)(ii);

                                         (2)  by reason of a dividend, stock
               split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1) or this clause (2); or

                                         (3)  upon the exercise of options
               excluded from the definition of "Option" in Section 6(d)(i)(A).

                           (ii)  NO ADJUSTMENT OF SERIES C CONVERSION PRICE.
No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made, by adjustment to the applicable Series C Conversion Price thereof:

                                 (A)  Unless the consideration per share
          (determined pursuant to Section 6(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares;

                                 (B) In the event that the Corporation issues and sells shares of Series A Preferred Stock or Common Stock to the holders of Series B Preferred Stock or their affiliates, at a price equal to at least $15.00 per share (in the event that the Corporation issues and sells shares of Series A Preferred Stock or Common Stock to the holders of Series A Preferred Stock or their affiliates at a price that is less than $15.00 per share, the adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be based upon the difference between $15.00 and such lesser price per share);

                                    (C)  In the event that the Corporation
          issues and sells shares of Series B Preferred Stock or Common Stock to the holders of Series B Preferred Stock or their affiliates at a price equal to at least $15.00 per share (in the event that the Corporation issues and sells shares of Series B Preferred Stock or Common Stock to the holders of Series B Preferred Stock or their affiliates at a price that is less than $15.00 per share, the adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be based upon the difference between $15.00 and such lesser price per share);

                                    (D)  In the event that the Corporation
          issues shares of Common Stock to the holders of promissory notes outstanding on the date hereof, which shares of Common Stock shall be in exchange for any indebtedness represented by such promissory notes; provided, that the price at which such promissory notes are exchanged for shares of Common Stock is at least $15.00 per share (or, in the event additional shares of Series C Preferred Stock have been issued pursuant to Section 3.3 of the Subscription Agreement Dated May 2, 1997 between the Corporation and Sofinov (as defined in Section 6(d)(i)(B),$12.50); and

                                    (E)  In the event that the Corporation,
          in connection with the Initial Public Offering, issues to the underwriter or its designee of the Initial Public Offering, Options or Additional Shares of Common Stock in lieu of or in addition to other compensation, including bridge loans with warrants; provided, that the amount of such compensation is reasonable and customary in the industry.

                             (iii)  ISSUE OF SECURITIES DEEMED ISSUE OF
ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Series C Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock, shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A)  No further adjustment in the Series C
     Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B)  If such Options or Convertible
     Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock, issuable upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustment based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C)  No readjustment pursuant to clause (B)
     above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (1) the Series C Conversion Price on the original adjustment date, or (2) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                    (D)  If any Option or conversion privilege
     represented by a Convertible Security shall expire or terminate without having been exercised, the Series C Conversion Price adjusted upon the issuance of such Option or Convertible Security shall be readjusted to the Series C Conversion Price that would have been in effect had the Option or Convertible Security not been issued; provided, however, that nothing contained in this clause (D) shall in any way whatsoever have an effect upon any Common Stock which has been issued upon conversion of the Series C Preferred Stock;

                                    (E)  In the event of any change in the
     number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series C Conversion Price then in effect shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such changes have been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                              (iv)  ADJUSTMENT OF SERIES C CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. Subject to the provisions of
Section 6(d)(ii) above, in the event the Corporation shall at any time after the Original Series C Issue Date issue at least 1,000 Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iii), but excluding shares issued as a dividend or distribution as provided in Section 6(f) or upon a stock split or combination as provided in
Section 6(e)), without
consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue to the price at which such Additional Shares of Common Stock are issued.

                           Notwithstanding  the foregoing, the applicable Series
C Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                           Notwithstanding any provision to the contrary
contained herein, this Section 6(d)(iv) shall terminate and be of no further force or effect whatsoever immediately after the closing of the Corporation's Initial Public Offering.

                          (v)  DETERMINATION OF CONSIDERATION. For purposes of
this Section 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                               (A)  CASH AND PROPERTY. Such consideration shall:

                                    (1)  insofar as it consists of cash, be
          computed as the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (2)  insofar as it consists of property
          other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (3)  in the event Additional Shares of
          Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                               (B)  OPTIONS AND CONVERTIBLE SECURITIES. The
     consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                               (x)  the total amount, if any, received or
          receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                               (y)  the maximum number of shares of Common
          Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time, or from time to time after the Original Series C Issue Date, effect a subdivision of the outstanding Common Stock, the Series C Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time, or from time to time after the Original Series C Issue Date, combine the outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Series C Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series C Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction:

                               (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                               (y)  the denominator of which shall be the
          total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the

Series C Conversion Price shall be adjusted pursuant to this subsection to reflect the actual payment of such dividend or distribution.

                  (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Series C Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock (other than Common Stock dividends paid under Section 1(a) hereof), then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and, in respect of such securities of the Corporation received by them, had they thereafter, during the period from the date of such event and, including the Series C Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of Series C Preferred Stock.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such shares of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a sale which is treated as a liquidation pursuant to Section 2(d)), each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this
Section 6 with respect to the rights and interest thereafter of the holders of Series C Preferred Stock, to the end that the provisions set forth in this
Section 6 (including provisions with respect to changes in and other adjustment of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

                  (j) NO IMPAIRMENT. The Corporation will not, by amendment of this Restate Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect the Series C Conversion Rights of the holders of Series C Preferred Stock against impairment.

                  (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment of the Series C Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and a certificate setting forth such adjustment, and showing in detail the facts upon which such adjustment is based. The Corporation shall upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments, (ii) the Series C Conversion Price then in effect, (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

                 (l)  NOTICE OF RECORD DATE. In the event:

                      (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                      (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                      (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                      (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten
(10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in clause (B), a notice stating:

                            (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common

     Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                                    (B)  the date on which such
     reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

            (m)  NOTICES. Any notice required by the provisions of this
Section 6 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

        7. STATUS OF CONVERTED STOCK. In the event any shares of Preferred Stock shall be converted pursuant to Sections 4, 5 or 6 hereof, the shares so converted shall be canceled and shall not be reissuable by the Corporation, and this Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

        8.  VOTING RIGHTS.

            (a) PREFERRED STOCK VOTING RIGHTS. The Preferred Stock shall have the voting rights required by the General Corporation Law and, in addition, shall have the voting rights set forth in subsections (b) and (c) below. Except as otherwise provided herein, the Preferred Stock shall be voted with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock in either case upon the following basis: each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Sections 4, 5 or 6 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration except for elections of directors of the Corporation which shall be governed by Section 8(e) below. Whenever in this Restated Certificate of Incorporation or otherwise, the holders of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock vote separately as a single class, each holder of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock or Series B Stock or Series C Preferred Stock (as the case may be) held by such holder are convertible (as adjusted from time to time pursuant to Sections 4, 5 or 6 hereof).

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


                  (b) SEPARATE VOTE OF SERIES A PREFERRED STOCK. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least 51% of the outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, effect or validate the following actions:

                           (i)   Any amendment, alteration or repeal of any
provision of this Restated Certificate of Incorporation or the by-laws of the Corporation that affects adversely the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series A Preferred Stock;

                           (ii)  An increase or decrease (other than by
redemption or conversion) in the authorized number of shares of Preferred Stock;

                           (iii) Any authorization or an increase, whether by
reclassification or otherwise, in the authorized amount of, or any issuance of any shares of, any class of shares of series of equity securities of the Corporation ranking senior to the Series A Preferred Stock in right of redemption, liquidation preference, voting or dividends;

                           (iv)  Any redemption, repurchase, payment of
dividends or other distributions with respect to the capital stock of the Corporation (except for (A) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer, and (B) any redemption of capital stock for which a contemporaneous offer is made to repurchase an equal amount of Series A Preferred Stock (based in each case on the percentage of shares outstanding) at a price that is equal to or greater than the price paid for such other capital stock (based on an as converted basis in the case of Common Stock) but in no event less than the liquidation preference for such Series A Preferred Stock); or

                           (v)   Any voluntary dissolution or liquidation of the
Corporation.

                      (c) SEPARATE VOTE OF SERIES B PREFERRED STOCK. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least 51 % of the outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, effect or validate the following actions:

                           (i)   Any amendment, alteration or repeal of any
provision of this Restate Certificate of Incorporation or the by-laws of the Corporation tat affects adversely the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series B Preferred Stock;

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


                           (ii)  An increase or decrease (other than by
redemption or conversion) in the authorized number of shares of Preferred Stock;

                           (iii)  Any authorization or an increase, whether by
reclassification or otherwise, in the authorized amount of, or any issuance of any shares of, any class of shares of series of equity securities of the Corporation ranking senior to the Series B Preferred Stock in right of redemption, liquidation preference, voting or dividends;

                           (iv)  Any redemption, repurchase, payment of
dividends or other distributions with respect to the capital stock of the Corporation (except for (A) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer, and (B) any redemption of capital stock for which a contemporaneous offer is made to repurchase an equal amount of Series B Preferred Stock (based in each case on the percentage of shares outstanding) at a price that is equal to or greater than the price paid for such other capital stock (based on an as converted basis in the case of Common Stock) but in no event less than the liquidation preference for such Series B Preferred Stock); or

                           (v)  Any voluntary dissolution or liquidation
of the Corporation.

                      (d) SEPARATE VOTE OF SERIES C PREFERRED STOCK. So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least 51 % of the outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, effect or validate the following actions:

                           (i)  Any amendment, alteration or repeal of any
provision of this Restated Certificate of Incorporation or the by-laws of the Corporation that affects adversely the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series C Preferred Stock;

                           (ii)  An increase or decrease (other than by
redemption or conversion) in the authorized number of shares of Preferred Stock;

                           (iii)  Any authorization or an increase, whether by
reclassification or otherwise, in the authorized amount of, or any issuance of any shares of, any class of shares of series of equity securities of the Corporation ranking senior to the Series C Preferred Stock in right of redemption, liquidation preference, voting or dividends;

                           (iv)  Any redemption, repurchase, payment of
dividends or other distributions with respect to the capital stock of the Corporation (except for (A) acquisitions of Common Stock by the Corporation pursuant to agreement which permit the Corporation to


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


repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer, and (B) any redemption of capital stock for which a contemporaneous offer is made to repurchase an equal amount of Series C Preferred Stock (based in each case on the percentage of shares outstanding) at a price that is equal to or greater am the price paid for such other capital stock (based on an as converted basis in the case of Common Stock) but in no event less than the liquidation preference for such Series C Preferred Stock); or

                           (v)  Any voluntary dissolution or liquidation of the
Corporation.

                      (e) COMMON STOCK VOTING RIGHTS. The holder of each outstanding share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The voting rights of the holders of Common Stock are further subject to and qualified by the provisions of Section 8(f) hereof

                      (f)  BOARD OF DIRECTORS.

                           (i)  Notwithstanding  any other provisions of this
Section 8, (i) the holders of Series A Preferred Stock, voting, as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director, (ii) the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director, (iii) the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director, (iv) one director who shall be the senior executive to be initially designated by unanimous agreement of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, each voting as separate classes, at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and such shares shall be entitled to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director, and (v) three members of the Board of Directors shall be elected by the holders of outstanding shares of Common Stock, at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors and to remove from office either such director and to fill any vacancy caused by the resignation, death or removal of either such director, and (vi) two additional directors who shall be designated upon the unanimous approval of each of the directors referred to in (x) clauses (i), (ii), and (iii) above and (y) a majority of directors in clause (iv) above.

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


                              (ii)  The  following  provisions  are inserted for
the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders;

                                    (A)  Election of directors need not be by
ballot unless the by-laws so provide.

                                    (B)  The Board of Directors shall have power
without the assent or vote of the stockholders:

                                         (1)  Except as provided in Article IV
          Section 8 above, to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                                         (2)  To determine from time to time
          whether, and to what extent, and at what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

                    ARTICLE V: MANAGEMENT OF THE CORPORATION

         The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

         A. The Board of Directors shall have the power to adopt, amend, and repeal the By-laws, except to the extent that the By-laws otherwise provide.

         B. All corporate powers and authority of the Corporation (except as at the time otherwise provided by the GCL, by this Certificate of Incorporation, or by the By-laws) shall be vested in and exercised by the Board of Directors.

         C. The directors may (except as otherwise required by the GCL) keep the Corporation's books outside the State of Delaware, at such places as, from time to time, may be designated by the By-laws or the Board of Directors.

                           ARTICLE VI: INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, each person who is or was a director or

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


officer of the Corporation and the heirs, executors and administrators of such person. Any expenses (including attorneys' fees) incurred by each person who is or was a director or officer of the Corporation, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation; provided, however, that if the GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this
Article VI or otherwise.

                     ARTICLE VII: COMPROMISES WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, in the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation.

               ARTICLE VIII: LIMITATION OF LIABILITY OF DIRECTORS

         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this
Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

              ARTICLE IX: AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power."

         THIRD: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the GCL by written consent of a majority of the stockholders outstanding and entitled to vote thereon in accordance with Section 228 of the GCL.

         IN WITNESS WHEREOF, this Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 7th day of July, 2000.

                                          H POWER CORP.


                                          By: /s/ H. Frank Gibbard
                                              ------------------------------
                                              Name: H. Frank Gibbard
                                              Title: Chief Executive Officer




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